[Letterhead of K&L Gates]

September 4, 2009

China-Biotics, Inc. No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to China-Biotics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, as amended (Registration No. 333-160519) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $80,000,000 aggregate initial offering price of a presently indeterminate amount of the following:

(i)	shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”);

(ii)	one or more classes or series of shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)	warrants representing the rights to purchase shares of Common Stock and Preferred Stock (the “Warrants”);

(iv)	one or more series of debt securities, any series of which may be either senior debt securities or subordinated debt securities (the “Debt Securities”); and

(v)
units representing ownership of any combination(s) of Common Stock, Preferred Stock, Warrants, and Debt Securities (the “Units” and together with the Common Stock, Preferred Stock, Warrants, and Debt Securities, the “Securities”).

 The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”), at an aggregated public offering price not to exceed $80,000,000.

China-Biotics, Inc.
September 4, 2009

Unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to one or more senior indentures or one or more subordinated indentures (each, an “Indenture” and collectively, the “Indentures”) between the Company and a financial institution (each, a “Trustee”) to be identified therein substantially in the respective forms that are included as exhibits to the Registration Statement. Any Debt Securities may be convertible into shares of Common Stock or other securities of the Company. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to or incorporated by reference into the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended or supplemented (the “Certificate of Incorporation”), (iv) the Company’s Amended and Restated Bylaws, as amended, and (v) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities covered by this opinion letter, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have made assumptions that are customary in opinions of this kind, including the assumptions of the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has and will have the legal capacity or authority and has and will have satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, solely in connection with the opinions given in numbered paragraphs 3 and 4 below, the laws of the State of New York.  Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

China-Biotics, Inc.
September 4, 2009

Based on and subject to the foregoing, and assuming (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) at the time of issuance and sale of the Securities, the Board of Directors of the Company or a duly authorized, constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), will have duly authorized the number or amount, as the case may be, of Securities to be offered and such authorization shall not have been rescinded or otherwise modified; (v) the Company shall remain at all times a corporation incorporated and in good standing under the laws of the State of Delaware; (vi) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock, both directly and upon conversion of the Warrants, pursuant to the Registration Statement; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

1.           With respect to shares of Common Stock, when: (a) the Board has taken all necessary corporate action to authorize and approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock (including shares of Common Stock that form a part of any Units) will be validly issued, fully paid, and nonassessable.

2.           With respect to any particular class or series of shares of Preferred Stock, assuming the terms of such Preferred Stock have been duly established, when: (a) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation and the Board has taken all necessary corporate action to authorize and approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation fixing and determining the terms of such Preferred Stock conforming to the DGCL (a “Certificate”), the filing of the Certificate with the Secretary of State of Delaware, and the payment in full of any filing fees attendant thereto; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock (including shares of such Preferred Stock that form a part of any Units) will be validly issued, fully paid and nonassessable.

China-Biotics, Inc.
September 4, 2009

3.           With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and the terms of and the execution and delivery of the Warrant Agreement, (b) the Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Warrants have been duly executed, issued and delivered against payment therefor, pursuant to the applicable Warrant Agreement and any other applicable agreement or instrument binding upon the Company, and the certificates for the Warrants have been duly executed, issued and delivered by the Company, the Warrants (including the Warrants that form a part of any Units), will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the applicable Warrant Agreement, subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and (ii) general principles of equity (whether applied by a court of law or equity).

4.           With respect to any series of Debt Securities, assuming the terms of such Debt Securities have been duly established in accordance with an Indenture, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Debt Securities and the issuance and sale of the Debt Securities, (b) the Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Indenture and each supplement indenture, if any, to the Indenture, has been duly authorized, executed and delivered by the Company and the Trustee thereunder, (d) the Trustee or successor Trustee under the Indenture is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and each applicable supplemental indenture thereto and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and (e) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement relating thereto and in accordance with the Indenture and each applicable supplemental indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities than form a part of any Units) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and (ii) to general principles of equity (whether applied by a court of law or equity).

5.           With respect to Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters, including without limitation the due issuance or reservation for issuance of any Common Stock and Preferred Stock, (b) the purchase agreement for the Units has been duly authorized, validly executed and delivered by the parties thereto, and (c) the Units and/or the Securities composing the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided for in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board (which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units), the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and (ii) general principles of equity (whether applied by a court of law or equity).

China-Biotics, Inc.
September 4, 2009

We assume no obligation to update or supplement any of our opinions to reflect any changes or law or fact that may occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP